SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
[  ] Definitive Information Statement

NATION ENERGY INC.
(Name of Registrant as Specified in Charter)

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[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

NATION ENERGY INC.
Suite 1100 - 609 West Hastings Street
Vancouver, British Columbia, Canada  V6B 4W4

To the Stockholders of Nation Energy Inc.:

Notice is hereby given to holders of common stock (the "Common Stock") of Nation Energy Inc., a Delaware corporation that our board of directors have approved an Agreement and Plan of Merger with Nation Energy Inc., a Wyoming corporation, (the "Merger") in order to relocate our domicile of incorporation from the state of Delaware to the state of Wyoming.

Our board of directors approved the Merger on January 29, 2002, subject to receiving approval from a majority of the holders of our Common Stock.  The Merger will be effective, not less than twenty days following the mailing of this Information Statement to stockholders of record on the Record Date (as defined herein), as the corporation has received written consents in lieu of a meeting executed by the holders of a majority of our outstanding shares of Common Stock in accordance with the provisions of the Delaware General Corporation Law.  Accordingly, your consent is not required and is not being solicited in connection with the Merger.

The proposed Agreement and Plan of Merger with Certificate of Merger, attached hereto as Appendix A, will become effective when they are filed with the Delaware Secretary of State. We anticipate that such filing will occur 20 days after this Information Statement is first mailed to holders of Common Stock, which we anticipate will be on or about April 15, 2002 (the "Effective Date").

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

Our board of directors have fixed the close of business on January 29, 2002 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement.  There were 11,020,000 shares of Common Stock issued and outstanding on December 31, 2001.  The corporation anticipates that this Information Statement is being mailed on or about March 25, 2002 to all stockholders of record as of the Record Date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

DESCRIPTION OF THE CORPORATION

Corporate History

We are an exploration stage company.  We were formed under the laws of the state of Florida on April 19, 1988 under the name Excalibur Contracting, Inc. and from that date until September 1998 we conducted no business and existed as a shell corporation.  After the restatement of our Articles of incorporation on September 16, 1998, our main focus has been the procurement of mineral leasehold interests, primarily for oil and gas exploitation rights.  We reincorporated as a Delaware corporation on February 2, 2000 and changed our name to Nation Energy, Inc. on February 15, 2000.  Pursuant to the change in our focus, we commenced corporate strategic development whereby we have been exploring potential oil and gas projects.  Though we reviewed potential participation in several oil and gas projects in the Rocky Mountain region we entered into only one agreement as of this date for the exploration of oil and gas properties in that region.  This agreement was the Joint Operating Agreement with Saurus Resources, Inc. dated December 1, 1999 which was attached as an exhibit to our Form 10-SB filed with the Securities and Exchange Commission on March 31, 2000 and was described in detail in that filing.

We hold interests in 28 oil and gas leases located in the Great Trona Area prospect, located in and around Sweetwater County, Wyoming.  These leases cover approximately 22 000 acres.  Under the Joint Operating Agreement, Saurus Resources was the operator of oil and gas exploration on the property covered by these leases and has certain rights and duties as the operator.  Our only material activities until recently had been related to our participation in exploration conducted under the Joint Operating Agreement with Saurus Resources.  To date, 24 test wells have been drilled and completed under the Joint Operating Agreement.  We advanced a total of approximately $2,167,000 under our agreement with Saurus Resources.  Operational difficulties in developing the test wells are largely responsible for greater than anticipated operating costs.  These difficulties include mineral precipitation in the well bore, which inhibits production.  The wells drilled to date have been perforated and hydraulically fractured; these geophysical traits make extraction of gas much more complicated and expensive than anticipated.  Poor weather and lack of available crews have also contributed to operational difficulties and greater expenses.  Despite the significantly greater exploration expenditures, there are no strong indications to date that the test wells or other potential wells within the interests held by us will produce sufficient gas to enable us to recover the exploration costs expended to date, let alone be profitable.

Because of the poor operating results under the Joint Operating Agreement, we began to explore other alternatives to this arrangement.  On February 28, 2001 we entered into a Purchase and Sale Agreement with VRD, Inc., an affiliate of Saurus Resources, under which we agreed to sell to VRD, Inc. all of our interest in our oil and gas leases in the Greater Trona Area, all right, title and interest in and to all of the personal property, fixtures and improvements appurtenant to the such leases, and all of our rights under the Joint Operating Agreement with Saurus Resources.  The rights that were to be sold included the right to participate in the drilling, completion, tie-in and production of wells within the contract area.  In consideration for the sale, were to receive from VRD, Inc. $2,165,780 in cash and we were to retain certain royalty interests.

We attempted to obtain the approval of our shareholders of the transactions contemplated in the Purchase and Sale Agreement with VRD, Inc..  The details of this transaction and the reasons for the sale were described in detail in Our Consent Solicitation Statement on Schedule 14A, which was filed on April 26, 2001 and subsequently amended by a filing made June 28, 2001.  We obtained clearance from the SEC to distribute the Schedule 14A to our shareholders on September 26, 2001.  However, by the time of the SEC clearance, the Purchase and Sale Agreement had expired in accordance with its terms and VRD, Inc. was unwilling to proceed with the transaction.

We entered into a Quitclaim, Release and Assumption Agreement, dated December 6, 2001, with VRD, Inc. and Saurus Resources, pursuant to which we disposed of any and all interests that we held in the oil and gas leases located in the Greater Trona Area of Sweetwater County, Wyoming.  We felt that this was in the best interests of the Company given our potential liability under the oil and gas leases and the fact that it was unlikely that the properties in question had any realizable value.  We wrote off the remaining value of the properties.

Our Current Business

On November 21, 2001 we entered into a farm-in agreement with Olympia Energy Inc. (the "Farm-in") under which we will share the development costs and revenues for a natural gas project in the Smoky area near Grande Prairie, Alberta, Canada.  Under the terms of the Farm-in we will fund 25% of the cost to drill and complete a 4,800 meter well in the Smoky area and will earn a 15% interest after payout in the Smoky project.  Drilling costs for the Smoky project are estimated to be CDN $11,000,000.  Drilling on an initial well began on November 13th and is expected to take approximately 120 days.

Management is of the view that the Smoky project has a very good potential for substantial recoverable gas.  The Smoky area has existing infrastructure facilities and pipelines and there is currently production within 5 miles of the Smoky project area.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the Record Date, we had a total of 11,020,000 shares of Common Stock ($0.01 par value per common share) issued and outstanding.

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Sinclair Publishing Limited Palm Chambers Road Town, Tortola British Virgin Islands	670,000	6.07%
Lynx Knights de Finance SA 3076 Sir Francis Drake Highway Road Town, Tortola British Virgin Islands	670,000	6.07%
Westin Machineries Pension SA 3076 Sir Francis Drake Highway Road Town, Tortola British Virgin Islands	670,000	6.07%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Liegeman, SA 3076 Sir Francis Drake Highway Road Town, Tortola British Virgin Islands	670,000	6.07%
Croix Merchants & Barter 3076 Sir Francis Drake Highway Road Town, Tortola British Virgin Islands	670,000	6.07%
Jeffrey L. Taylor 500 N. Rainbow Blvd., Suite 300 Las Vegas, NV 89107	2,732,800	24.80%
Crown Taylor 500 N. Rainbow Blvd., Suite 300 Las Vegas, NV 89107	400,000	3.63%
Sextan Capital, Inc. Suite 1100 - 609 West Hastings Street Vancouver, B.C., Canada V6B 4W4	3,000,000	27.22%
Directors and Executive Officers as a Group	nil	0
(1)

Based on 11,020,000 shares of Common Stock issued and outstanding as of the Record Date.  Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

AGREEMENT AND PLAN OF MERGER

On January 29, 2002, our board of directors approved, subject to receiving the approval of a majority of holders of its Common Stock, the Merger with Nation Energy Inc. (Wyoming).  Our board of directors determined that the Merger was in the best interests of our corporation in order to relocate the corporation from Delaware to Wyoming.  Shareholder approval for the Merger was obtained by written consent of a majority of our stockholders on January 29, 2002 but the Merger will not become effective until not less than 20 days after this Information Statement is first mailed to holders of our Common Stock.

We caused Nation Energy Inc. (Wyoming) to be incorporated on January 22, 2002 solely for the purpose of the Merger in order to enable us to change our jurisdiction of incorporation to Wyoming.  Nation Energy Inc. (Wyoming) does not have any issued or outstanding share capital.  On the effective date of the Merger, all of our outstanding shares of Common Stock will be deemed to have been converted into an identical number of shares of common stock of Nation Energy Inc. (Wyoming), as described in the attached Agreement and Plan of Merger.

DISSENTER'S RIGHTS

Under Delaware law, holders of our Common Stock are not entitled to dissenter's rights of appraisal with respect to the Merger.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our corporation, including financial statements, you may refer to our Form 10-KSB and Form 10-QSB, filed with the SEC.  Copies of the documents are available on the SEC's EDGAR database at www.sec.gov or by calling our President at 1-800-400-3969.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

March 14, 2002

NATION ENERGY INC.

By:           " Donald A. Sharpe "
            Donald A. Sharpe
            President, CEO and Director

APPENDIX A

AGREEMENT AND PLAN OF MERGER

THIS AND PLAN OF MERGER DATED AS OF JANUARY 29, 2002

BETWEEN:

NATION ENERGY INC., (a Delaware Corporation) having a place of business at Suite 1100 - 609 West Hastings Street, Vancouver, British Columbia, V6B 4W4
("DelawareCo")

AND:

NATION ENERGY INC., (a Wyoming Corporation) c/o CT Corporation System, 1720 Carey Avenue, Cheyenne, Wyoming  82001
("WyomingCo")

This Agreement and Plan of Merger (this "Agreement") is made and entered into as of January 29, 2001 between DelawareCo and WyomingCo.  DelawareCo and WyomingCo are from time to time herein referred to as the "Constituent Corporations".

A.         DelawareCo is a corporation duly organized and existing under the laws of the State of Delaware and, on the date hereof, has authorized capital consisting of 50,000,000 shares of common stock, with a par value of $0.001 per share (the "DelawareCo Common Stock"), of which 11,020,000 shares are issued and outstanding as of November 30, 2001.

B.         WyomingCo is a corporation duly organized and existing under the laws of the State of Wyoming and, on the date hereof, has authorized capital consisting of 100,000,000 shares of common stock, with no par value (the "WyomingCo Common Stock"), of which shares are issued and outstanding.

C.         Each of the Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of Constituent Corporations and their respective shareholders that DelawareCo be merged with and into WyomingCo for the purpose of changing the jurisdiction of incorporation of DelawareCo from the State of Delaware to the State of Wyoming.

D.         By directors' resolution dated January 29, 2002, the Board of Directors of WyomingCo has approved the Plan of Merger embodied in this Agreement.

E.         By directors' resolution dated January 29, 2002, the Board of Directors of DelawareCo has approved the Plan of Merger embodied in this Agreement.

F.         By shareholders' consent resolution dated January 29, 2002, the majority of the shareholders of DelawareCo have approved the Plan of Merger embodied in this Agreement.

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Constituent Corporations do hereby agree to merge on the terms and conditions herein provided, as follows:

1.       THE MERGER

1.1       The Merger

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), DelawareCo shall be merged with and into WyomingCo in accordance with the applicable laws of the States of Delaware and Wyoming (the "Merger").  The separate existence of DelawareCo shall cease, and WyomingCo shall be the surviving corporation (the "Surviving Corporation") and shall be governed by the laws of the State of Wyoming.

1.2       Effective Date

The merger shall become effective on the date and at the time of filing of this Agreement and Plan of Merger, or Certificate of Merger, in substantially the form annexed hereto as Appendix A-1, with the Secretary of State of the State of Delaware, and a Certificate of Merger in substantially the same form with the Secretary of State of the State of Wyoming, whichever occurs later (the "Effective Date"), all after satisfaction of the requirements of the applicable laws of such States prerequisite to such filings, including without limitation the approval of the shareholders of DelawareCo.

1.3       Certificate of Incorporation

On the Effective Date, the Certificate of Incorporation of WyomingCo, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

1.4       Bylaws

On the Effective Date, the Bylaws of WyomingCo, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

1.5       Directors and Officers

The directors and officers of WyomingCo immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

2.       CONVERSION OF SHARES

2.1       DelawareCo Common Stock

Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of DelawareCo Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and non-assessable shares of the common stock of the Surviving Corporation, par value of $0.001 per share (the "Survivor Stock").

2.2       WyomingCo Common Stock

Upon the Effective Date, by virtue of the Merger and without any action on the part of the shareholder thereof, each share of WyomingCo Common Stock outstanding immediately prior thereto shall be cancelled and returned to the status of authorized but unissued shares.

2.3       Options

Upon the Effective Date, the Surviving Corporation shall assume and continue the rights and obligations of DelawareCo under each then outstanding option to purchase DelawareCo Common Stock, and the outstanding and unexercised portions of all options and rights to buy DelawareCo Common Stock shall become rights or options for the same number of shares of Survivor Stock with no other changes in the terms and conditions of such options or rights, including exercise prices, and upon the Effective Date, the Surviving Corporation hereby assumes the outstanding and unexercised portions of such options and rights and the obligations of DelawareCo with respect thereto.

2.4       Exchange of Certificates

Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation, as promptly as practicable after the Effective Date, a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein.

3.       EFFECT OF THE MERGER

3.1       Rights, Privileges, etc.

On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of DelawareCo and WyomingCo; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of DelawareCo and WyomingCo on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in DelawareCo or WyomingCo, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of DelawareCo and WyomingCo shall be preserved unimpaired, and all liens upon the property of DelawareCo or WyomingCo shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2       Further Assurances

From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of DelawareCo such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of DelawareCo and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of DelawareCo or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.       GENERAL

4.1       Abandonment

At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either DelawareCo or WyomingCo or both, notwithstanding the approval of this Agreement by the shareholders of DelawareCo.

4.2       Amendment

At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the Board of Directors of either DelawareCo or WyomingCo or both; provided, however, that an amendment made subsequent to the adoption of this Agreement by the shareholders of DelawareCo shall not alter or change any of the terms and conditions of this Agreement is such alteration or change would adversely affect the rights of the shareholders of DelawareCo.

4.3       Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Wyoming and, so far as applicable, the merger provisions of the Delaware General Corporation Law.

4.4       Counterparts

In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

4.5       Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first written.

NATION ENERGY INC. Per: "Donald A. Sharpe" Name: Donald A. Sharpe Title: President, CEO and Director
NATION ENERGY INC. Per: "Donald A. Sharpe" Name: Donald A. Sharpe Title: President, CEO and Director

APPENDIX A-1

ARTICLES OF MERGER (WYOMING)
OF
NATION ENERGY INC.
(a Wyoming Corporation)
AND
NATION ENERGY INC.
(a Delaware Corporation)

In accordance with Article 11 of the Wyoming Business Corporation Act, the undersigned, Donald A. Sharpe, being the Chief Executive Officer of Nation Energy Inc., a Wyoming corporation, DOES HEREBY CERTIFY as follows:

(1)                The name and state of incorporation of each of the constituent corporations are Nation Energy Inc., a Wyoming corporation, and Nation Energy Inc., a Delaware corporation;

(2)                An agreement of merger, attached hereto as Exhibit "A", has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Article 11 of the Wyoming Business Corporation Act pursuant to which shareholder approval was not required;

(3)                The name of the surviving corporation is Nation Energy Inc.;

(4)                The surviving corporation, Nation Energy Inc., will be a Wyoming corporation and its Articles of Incorporation as currently filed with the Secretary of State of the State of Wyoming shall be the Articles of Incorporation of the surviving corporation;

(5)                The executed agreement of merger is on file at the principal place of business of the surviving corporation, Suite 1100 - 609 West Hastings Street, Vancouver, British Columbia V6B 4W4;

(6)                A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any  stockholder of either constituent corporation;

(7)                The authorized capital stock of Nation Energy Inc., a Delaware corporation, consists of 50,000,000 shares of common stock, with a par value of $0.001 per share pursuant to which shareholder approval was required; and

(8)                This certificate shall become effective at 5:00 p.m. PST on the date it is filed.

IN WITNESS WHEREOF, the undersigned has signed his name and affirmed that this instrument is in the act and deed of the corporation and that the statements herein are true, under penalties of perjury, this 29th day of January, 2002.

NATION ENERGY INC. Per: "Donald A. Sharpe" Name: Donald A. Sharpe Title: President, CEO and Director

APPENDIX A-1

CERTIFICATE OF MERGER (DELAWARE)
OF
NATION ENERGY INC.
(a Delaware Corporation)
AND
NATION ENERGY INC.
(a Wyoming Corporation)

In accordance with Section 252 of the Delaware General Corporation Law, and the Wyoming Business Corporation Act, the undersigned, Donald A. Sharpe, being the President and Chief Executive Officer of Nation Energy Inc., a Delaware corporation, DOES HEREBY CERTIFY as follows:

  the name and state of incorporation of each of the constituent corporations are Nation Energy Inc., a Delaware corporation (the "Disappearing Corporation"), and Nation Energy Inc., a Wyoming corporation (the "Surviving Corporation").

  The Agreement and Plan of Merger attached hereto as Exhibit "A", have been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the Delaware General Corporation Law.

  The name of the Surviving Corporation is Nation Energy Inc.

  The Surviving Corporation, Nation Energy Inc., will be a Wyoming corporation and its Certificate of Incorporation as currently filed with the Secretary of State of the State of Wyoming shall be the Certificate of Incorporation of the Surviving Corporation.

  For the Surviving Corporation, the Agreement and Plan of Merger was duly authorized by all action required under the Wyoming Business Corporation Act and by its constituent documents.

  The executed agreement of merger is on file at the principal place of business of the Surviving Corporation, Suite 1100 - 609 West Hastings Street, Vancouver, British Columbia V6B 4W4.

  A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of either constituent corporation.

  The Surviving Corporation will be responsible for all franchise tax liabilities of the Disappearing Corporation.

  The Surviving Corporation hereby agrees that it may be served with process in the State of Delaware and hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process and hereby directs that a copy of such process be mailed by the Secretary of State to the Surviving Corporation at Suite 1100 - 609 West Hastings Street, Vancouver, British Columbia V6B 4W4.

  As to the Disappearing Corporation, the designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote, total number of shares voted for and against the agreement of merger are as follows:
Designation	No. Of Shares Outstanding	No. Of Votes Entitled To Be Cast	No. Shares Voted For	No. Of Shares Voted Against
Common	11,020,000	11,020,000	6,532,000	Nil

Dated January 29, 2002

NATION ENERGY INC. Per: "Donald A. Sharpe" Name: Donald A. Sharpe Title: President, CEO and Director